Exhibit 10.2

EXECUTION VERSION

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT

dated and effective as of

April 9, 2010

among

AFFINION GROUP, INC.,

each Subsidiary of the Borrower identified herein,

and

BANK OF AMERICA, N.A.

as Administrative Agent and Collateral Agent

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TABLE OF CONTENTS

		Page

ARTICLE I.

Definitions

SECTION 1.01.	Credit Agreement	1

SECTION 1.02.	Other Defined Terms	2

ARTICLE II.

Guarantee

SECTION 2.01.	Guarantee	5

SECTION 2.02.	Guarantee of Payment	5

SECTION 2.03.	No Limitations, Etc	6

SECTION 2.04.	Reinstatement	8

SECTION 2.05.	Agreement To Pay; Subrogation	8

SECTION 2.06.	Information	8

SECTION 2.07.	Maximum Liability	8

SECTION 2.08.	Payment Free and Clear of Taxes	9

ARTICLE III.

Pledge of Securities

SECTION 3.01.	Pledge	9

SECTION 3.02.	Delivery of the Pledged Collateral	10

SECTION 3.03.	Representations, Warranties and Covenants	10

SECTION 3.04.	Registration in Nominee Name; Denominations	12

SECTION 3.05.	Voting Rights; Dividends and Interest, etc	13

ARTICLE IV.

Security Interests in Personal Property

SECTION 4.01.	Security Interest	15

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Schedules

Schedule I	[Reserved.]
Schedule II	Capital Stock; Debt Securities
Schedule III	Intellectual Property

Exhibits

Exhibit I	Form of Supplement to the Amended and Restated Guarantee and Collateral Agreement
Exhibit II	Form of Perfection Certificate

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AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT dated and effective as of April 9, 2010 (this “Agreement”), among AFFINION GROUP, INC., a Delaware corporation (the “Borrower”), each Subsidiary of the Borrower identified herein as a party (each, a “Subsidiary Party”) and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and as Collateral Agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below).

WHEREAS, the Borrower, Affinion Group Holdings, Inc., a Delaware corporation (“Holdings”), the lenders party thereto, Credit Suisse AG, Cayman Islands Branch (formerly known as Credit Suisse, Cayman Islands Branch), as administrative agent (the “Existing Agent”) for such lenders and the other parties thereto entered into a Credit Agreement, dated as of October 17, 2005 (as amended prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, in connection with the Existing Credit Agreement, Holdings, the Borrower, the Subsidiaries of the Borrower party thereto, and the Existing Agent entered into that certain Guarantee and Collateral Agreement, dated as of October 17, 2005 (as amended prior to the date hereto, the “Existing G&C Agreement”);

WHEREAS, the Borrower, Holdings, the Administrative Agent, the Collateral Agent and the lenders party thereto (the “Lenders”) are entering into an Amended and Restated Credit Agreement, dated as of the date hereof, which amends and restates the Existing Credit Agreement in its entirety and provides for the Lenders to provide loans to the Borrower from time to time (such Credit Agreement as it may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement; and

WHEREAS, the Subsidiary Parties are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to make Loans, and each Issuing Bank to issue Letters of Credit, to the Borrower in accordance with the terms of the Credit Agreement;

Accordingly, the parties hereto agree that the Existing G&C Agreement is amended and restated in full as follows:

ARTICLE I.

Definitions

SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

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(b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any person who is or who may become obligated to any Pledgor under, with respect to or on account of an Account.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Control Agreement” means a securities account control agreement, a deposit account control agreement, or a commodity account control agreement, as applicable, enabling the Collateral Agent to obtain “control” (within the meaning of the New York UCC) of any such accounts, in form and substance reasonably satisfactory to the Collateral Agent.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any Pledgor under any Copyright now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement (including, without limitation, any such rights that such Pledgor has the right to license).

“Copyrights” means all of the following now owned or hereafter acquired by any Pledgor (or, as required in the context of the definition of “Copyright License,” any third party licensor): (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise; and (b) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule III.

“Credit Agreement” has the meaning assigned to such term in the preliminary statements of this Agreement.

“Existing Agent” has the meaning assigned to such term in the preliminary statements of this Agreement.

“Existing Credit Agreement” has the meaning assigned to such term in the preliminary statements of this Agreement.

“Existing G&C Agreement” has the meaning assigned to such term in the preliminary statements of this Agreement.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.

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“General Intangibles” means all “General Intangibles” as defined in the New York UCC.

“Guarantors” means the Subsidiary Guarantors.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Pledgor, including inventions, designs, Patents, Copyrights, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation.

“IP Agreements” means all material Copyright Licenses, Patent Licenses, Trademark Licenses, and all other agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any material Intellectual Property to which a Pledgor, now or hereafter, is a party or a beneficiary, including, without limitation, the agreements set forth on Schedule III hereto.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral and (iii) all other monetary obligations of the Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense and reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means (a) the Loan Document Obligations, (b) the due and punctual payment and performance of all obligations of each Loan Party under each Swap Agreement that (i) is in effect on the Restatement Effective Date with a counterparty that is a Lender under the Credit Agreement or an Affiliate of a Lender under the Credit Agreement as of the Restatement Effective Date or (ii) is entered into after the Restatement Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is

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entered into and is otherwise permitted under the Credit Agreement and (c) the due and punctual payment and performance of all obligations of the Borrower and any of its subsidiaries in respect of overdrafts and related liabilities owed to Bank of America, N.A. (or any other Person designated by the Borrower as a provider of cash management services and entitled to the benefit of this Agreement) and arising from cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer, ACH services and other cash management arrangements) permitted by Section 6.01(r) of the Credit Agreement.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).

“Patents” means all of the following now owned or hereafter acquired by any Pledgor (or, as required in the context of the definition of “Patent License,” any third party licensor): (a) all letters patent of the United States or the equivalent thereof in any other country, and all applications for letters patent of the United States or the equivalent thereof in any other country, including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of each Pledgor.

“Permitted Liens” means any Lien permitted by Section 6.02 of the Credit Agreement.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 3.01.

“Pledgor” shall mean the Borrower and each Guarantor.

“Requirement of Law” means, with respect to any person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other legal requirements or determinations (including, without limitation, the Communications Act of 1934, as amended, and the written rules and regulations of the FCC) of any Governmental Authority or arbitrator, applicable to or binding upon such person or any of its property or which such Person or any of its property is subject.

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“Secured Parties” means (a) the Lenders (and any Affiliate of a Lender or any other Person designated by the Borrower as a provider of cash management services to which any obligation referred to in clause (c) of the definition of the term “Obligations” is owed), (b) the Collateral Agent, (c) the Administrative Agent, (d) each Issuing Bank, (e) each counterparty to any Swap Agreement entered into with a Loan Party the obligations under which constitute Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the successors and permitted assigns of each of the foregoing.

“Security Interest” has the meaning assigned to such term in Section 4.01.

“Subsidiary Party” has the meaning assigned to such term in the preamble of this Agreement, which includes any Subsidiary under Section 7.16.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to use any Trademark now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).

“Trademarks” means all of the following now owned or hereafter acquired by any Pledgor (or, as required in the context of the definition of “Trademark License,” any third party licensor): (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all renewals thereof, including those listed on Schedule III and (b) all goodwill associated therewith or symbolized thereby.

ARTICLE II.

Guarantee

SECTION 2.01. Guarantee. Each Guarantor unconditionally guarantees to the Administrative Agent, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations for the ratable benefit of the Secured Parties. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02. Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent (including in its individual capacity) or any other Secured Party in favor of the Borrower or any other person.

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SECTION 2.03. No Limitations, Etc. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided for in Section 7.15, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise (other than defense of payment or performance). The obligations of each Guarantor under or in respect of this Agreement are independent of the Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Agreement, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by:

(i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower under or in respect of the Loan Documents, or any other amendment or waiver of, any consent to departure from, any rescission or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement;

(iii) the failure to perfect any security interest in, or the taking, exchange, substitution, release or any impairment of, any security held by the Administrative Agent or any other Secured Party for the Obligations;

(iv) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Obligations of the Borrower under the Loan Documents;

(v) any default, failure or delay, willful or otherwise, in the performance of the Obligations;

(vi) any failure of any Secured Party to disclose to any Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

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(vii) the failure of any other Person to execute or deliver this Agreement, any supplement required under Section 7.16, or the terms of any other Loan Document or the release or reduction of liability of any other Guarantor or other guarantor or surety with respect to the Obligations;

(viii) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of all the Obligations),

(ix) any illegality, lack of validity or enforceability of any Obligation or any Loan Document or any agreement or instrument relating to the Obligations,

(x) any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any Obligation (other than the payment in full in cash of all the Obligations),

(xi) the existence of any claim, set-off or other rights that any Guarantor may have at any time against the Borrower, the Administrative Agent, or any other corporation or person, whether in connection herewith or any unrelated transactions, provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim,

(xii) and any other circumstance (including without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower or any Guarantor or any other guarantor or surety.

Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the payment in full in cash or immediately available funds of all the Obligations (other than contingent or unliquidated obligations or liabilities). The Collateral Agent, the Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations (other than contingent or unliquidated obligations or liabilities) have been paid in

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full in cash or immediately available funds. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any other Loan Party, as the case may be, or any security. Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2.01 and this Section 2.03 are knowingly made in contemplation of such benefits.

SECTION 2.04. Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower, or other Loan Party or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Borrower and each other Loan Party, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07. Maximum Liability. Each Guarantor, and by its acceptance of this Agreement, the Administrative Agent, the Collateral Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Agreement and the obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Agreement and the obligations of each Guarantor hereunder. To effectuate the foregoing intention, notwithstanding anything herein or in any other Loan Document to the contrary, the Administrative Agent, the Collateral Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under this Agreement at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Agreement not constituting a fraudulent transfer or conveyance under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 6.02).

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For purposes hereof, “Bankruptcy Law” means any proceeding of the type referred to in Section 7.01(h) or (i) of the Credit Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

SECTION 2.08. Payment Free and Clear of Taxes. Any and all payments by or on account of any obligation of any Guarantor hereunder or under any other Loan Document shall be made free and clear of, and without deduction for, any Indemnified Taxes or Other Taxes on the same terms and to the same extent that payments by the Borrower and Holdings are required to be made pursuant to the terms of Section 2.17 of the Credit Agreement. The provisions of Section 2.17 of the Credit Agreement shall apply to each Guarantor, mutatis mutandis.

ARTICLE III.

Pledge of Securities

SECTION 3.01. Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under (a) the Equity Interests directly owned by it (including those listed on Schedule II) and any other Equity Interests obtained in the future by such Pledgor and any certificates representing all such Equity Interests (the “Pledged Stock”); provided, that the Pledged Stock shall not include (i) more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary, which pledge shall be duly noted on the share register, if any, of such Foreign Subsidiary, (ii) to the extent applicable law requires that a Subsidiary of such Pledgor issue directors’ qualifying shares, such shares or nominee or other similar shares, (iii) any Equity Interests with respect to which the Collateral and Guarantee Requirement or the other paragraphs of Section 5.11 of the Credit Agreement need not be satisfied by reason of Section 5.11(g) of the Credit Agreement, (iv) any Equity Interests of a Subsidiary to the extent that, as of the Restatement Effective Date, and for so long as, such a pledge of such Equity Interests would violate a contractual obligation binding on or relating to such Equity Interest permitted to exist under the Credit Agreement or (v) any Equity Interests of a person that is not directly or indirectly a Subsidiary; (b)(i) the debt securities listed opposite the name of such Pledgor on Schedule II, (ii) any debt securities in the future issued to such Pledgor and (iii) the promissory notes and any other instruments, if any, evidencing such debt securities (the “Pledged Debt Securities”); (c) subject to Section 3.05, all payments of principal or interest, dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, all subscription warrants, rights or options issued thereon or with respect thereto and all other proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (d) subject to Section 3.05, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”).

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TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 3.02. Delivery of the Pledged Collateral. (a) Each Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, any and all Pledged Securities to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 3.02.

(b) Each Pledgor will cause any Indebtedness for borrowed money having, in the case of each instance of Indebtedness, an aggregate principal amount in excess of $1,000,000 (other than (i) intercompany current liabilities incurred in connection with the cash management operations and intercompany sales of the Borrower and the Subsidiaries permitted by the Credit Agreement or (ii) to the extent that a pledge of such promissory note or instrument would violate applicable law) owed to such Pledgor by any person and evidenced by a duly executed promissory note to be pledged and delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to the terms hereof. To the extent any such promissory note is a demand note, each Pledgor party thereto agrees, if requested by the Collateral Agent, to immediately demand payment thereunder upon an Event of Default specified under Section 7.01(b), (c), (f), (h) or (i) of the Credit Agreement.

(c) Upon delivery to the Collateral Agent, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 3.02 shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property composing part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents (including issuer acknowledgments in respect of uncertificated securities) as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II (or a supplement to Schedule II, as applicable) and made a part hereof; provided, that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 3.03. Representations, Warranties and Covenants. The Pledgors, hereby jointly and severally, represent, warrant and covenant, that:

(a) Schedule II correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such

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Pledged Stock and includes all Equity Interests, debt securities and promissory notes or instruments evidencing Indebtedness required to be (i) pledged in order to satisfy the Collateral and Guarantee Requirement, or (ii) delivered pursuant to
Section 3.02(b);

(b) the Pledged Stock and Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not the Borrower, a Subsidiary or an Affiliate of the Borrower or any such subsidiary, to the best of each Pledgor’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable (other than with respect to Pledge Stock consisting of membership interests of limited liability companies to the extent provided in Sections 18-502 and 18-607 of the Delaware Limited Liability Company Act) and (ii) in the case of Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not the Borrower, a Subsidiary or an Affiliate of the Borrower or any such subsidiary, to the best of each Pledgor’s knowledge) are legal, valid and binding obligations of the issuers thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing;

(c) as of the Restatement Effective Date, none of the Equity Interests in limited liability companies or partnerships that are pledged by the Pledgors hereunder constitutes a security under Section 8-103 of the Uniform Commercial Code or the corresponding code or statute of any other applicable jurisdiction;

(d) the Pledgors shall not amend, or permit to be amended, the limited liability company agreement (or operating agreement or similar agreement) or partnership agreement of any Subsidiary of any Loan Party whose Equity Interests are, or are required to be, Collateral in a manner to cause such Equity Interests to constitute a security under Section 8-103 of the Uniform Commercial Code in the State of New York or the corresponding code or statute of any other applicable jurisdiction unless such Loan Party shall have first delivered 30 days written notice to the Collateral Agent and shall have taken all actions contemplated hereby and as otherwise reasonably required by the Collateral Agent to maintain the security interest of the Collateral Agent therein as a valid, perfected, first priority security interest;

(e) except for the security interests granted hereunder, each Pledgor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Pledgor, (ii) holds the same free and clear of all Liens, other than Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction permitted by the Credit Agreement and other than Permitted Liens and (iv) subject to the rights of such Pledgor under the Loan Documents to dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest hereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;

Affinion – Amended and Restated Guarantee and Collateral Agreement

(f) other than as set forth in the Credit Agreement or the schedules thereto, and except for restrictions and limitations imposed by the Loan Documents or securities laws generally or otherwise permitted to exist pursuant to the terms of the Credit Agreement, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(g) each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(h) other than as set forth in the Credit Agreement or the schedules thereto, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(i) each Pledgor that is an issuer of the Pledged Collateral confirms that it has received notice of the security interest granted hereunder;

(j) by virtue of the execution and delivery by the Pledgors of this Agreement and the Foreign Pledge Agreements, when any Pledged Securities (including Pledged Stock of any domestic Subsidiary and any foreign stock covered by a Foreign Pledge Agreement) are delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, in accordance with this Agreement, the Collateral Agent will obtain, for the ratable benefit of the Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Securities, subject only to Liens permitted under the Credit Agreement or arising by operation of law, as security for the payment and performance of the Obligations; and

(k) the pledge effected hereby is effective to vest in the Collateral Agent, for the ratable benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

SECTION 3.04. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. If an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement. Each Pledgor shall use its commercially reasonable efforts to cause any Loan Party that is not a party to this Agreement to comply with a request by the Collateral Agent, pursuant to this Section 3.04, to exchange certificates representing Pledged Securities of such Loan Party for certificates of smaller or larger denominations.

Affinion – Amended and Restated Guarantee and Collateral Agreement

SECTION 3.05. Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Pledgors of the Collateral Agent’s intention to exercise its rights hereunder:

(i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided, that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral, the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided, that (A) any noncash dividends, interest, principal or other distributions, payments or other consideration in respect thereof, including any rights to receive the same to the extent not so distributed or paid, that would constitute Pledged Securities or Article 9 Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities, received in exchange for Pledged Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise or (B) any non-cash dividends and other distributions paid or payable in respect of any Pledged Securities that would constitute Pledged Securities or Article 9 Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, shall be and become part of the Pledged Collateral or Article 9 Collateral, as applicable, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the ratable benefit of the Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent).

Affinion – Amended and Restated Guarantee and Collateral Agreement

(b) Upon the occurrence and during the continuance of an Event of Default and after notice by the Collateral Agent or the Administrative Agent to the Borrower of the Collateral Agent’s and/or Administrative Agent’s intention to exercise its rights hereunder and under the Credit Agreement, all rights of any Pledgor to dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.05 shall cease, and all such rights shall thereupon become vested, for the ratable benefit of the Secured Parties, in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided, however, that even after the occurrence of an Event of Default, any Pledgor may continue to exercise dividend and distribution rights solely to the extent permitted under subclause (i) and subclause (ii) of Section 6.06(b) of the Credit Agreement and such amounts are required by Holdings for the stated purposes thereof. All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 3.05 shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the ratable benefit of the Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.05 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default and after notice by the Collateral Agent to the Borrower of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.05, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 3.05, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the ratable benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers (other than any Event of Default under Section 7.01(h) or (i) of the Credit Agreement); provided, that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default (other than any Event of Default under Section 7.01(h) or (i) of the Credit Agreement) to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, each Pledgor shall have the right to exercise the voting and/or consensual rights and powers that such Pledgor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

Affinion – Amended and Restated Guarantee and Collateral Agreement

ARTICLE IV.

Security Interests in Personal Property

SECTION 4.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all cash and Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Instruments;

(viii) all Intellectual Property;

(ix) all Inventory;

(x) all Investment Property;

(xi) all Letter of Credit Rights;

(xii) all Commercial Tort Claims;

(xiii) to the extent not included in the definition of “General Intangibles”, all choses in action and causes of action and all other intangible personal property of any Pledgor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Pledgor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security;

(xiv) all other personal property not otherwise described above (except for property specifically excluded from any defined term used in any of the foregoing clauses);

Affinion – Amended and Restated Guarantee and Collateral Agreement

(xv) all books and records pertaining to the Article 9 Collateral; and

(xvi) to the extent not otherwise included, all proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (a) any vehicle covered by a certificate of title or ownership, (b) any assets with respect to which the Collateral and Guarantee Requirement or the other paragraphs of Section 5.11 of the Credit Agreement need not be satisfied by reason of Section 5.11(g) of the Credit Agreement, (c) any Equity Interests, the pledge of which is governed by Section 3.01 hereof, (d) any Letter of Credit Rights to the extent any Pledgor is required by applicable law to apply the proceeds of a drawing of such Letter of Credit for a specified purpose or (e) any Pledgor’s right, title or interest in any license, contract or agreement to which such Pledgor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement, result in a breach of the terms of, or constitute a default under, any license, contract or agreement to which such Pledgor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law (including, without limitation, Title 11 of the United States Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Pledgor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.

(b) Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Collateral Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including describing such property as “all assets” or “all property.” Each Pledgor agrees to provide such information to the Collateral Agent promptly upon request.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Pledgor, without the signature of any Pledgor, and naming any Pledgor or the Pledgors as debtors and the Collateral Agent as secured party.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent, the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Article 9 Collateral.

Affinion – Amended and Restated Guarantee and Collateral Agreement

SECTION 4.02. Representations and Warranties. The Pledgors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

(a) Each Pledgor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Credit Agreement and the Schedules hereto.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Pledgor, is correct and complete, in all material respects, as of the Restatement Effective Date. Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral have been prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 7 to the Perfection Certificate (or specified by notice from the Borrower to the Administrative Agent after the Restatement Effective Date in the case of filings, recordings or registrations required by Section 5.11 of the Credit Agreement), and constitute all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, United States registered Trademarks and United States registered Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments. Each Pledgor represents and warrants that a fully executed Intellectual Property Security Agreement containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents (and Patents for which United States registration applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights (and Copyrights for which United States registration applications are pending) has been delivered to the Collateral Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and reasonably requested by the Collateral Agent, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property in which a security interest may be perfected by

Affinion – Amended and Restated Guarantee and Collateral Agreement

recording with the United States Patent and Trademark Office and the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) subject to Section 4.02(b), a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than Permitted Liens or Liens arising by operation of law.

(d) The Article 9 Collateral is owned by the Guarantors free and clear of any Lien, other than Permitted Liens or Liens arising by operation of law. None of the Pledgors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

(e) None of the Pledgors holds any Commercial Tort Claim individually in excess of $500,000 as of the Restatement Effective Date except as indicated on the Perfection Certificate.

(f) Except as set forth in the Perfection Certificate, as of the Restatement Effective Date, all Accounts owned by the Pledgors have been originated by the Pledgors and all Inventory owned by the Pledgors has been acquired by the Pledgors in the ordinary course of business.

(g) As to itself and its Intellectual Property Collateral:

(i) The Intellectual Property Collateral set forth on Schedule III includes all of the Patents, domain names, Trademarks, Copyrights and IP Agreements owned by such Pledgor as of the date hereof.

Affinion – Amended and Restated Guarantee and Collateral Agreement

(ii) The Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to the best of such Pledgor’s knowledge, is valid and unenforceable, except as could not reasonably be expected to have a Material Adverse Effect. Such Pledgor is not aware of any uses of any item of Intellectual Property Collateral that would be expected to lead to such item becoming invalid or unenforceable, except as could not reasonably be expected to have a Material Adverse Effect.

(iii) Such Pledgor has made or performed all commercially reasonable acts, including without limitation filings, recordings and payment of all required fees and taxes, required to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect in the United States and such Pledgor has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright in the Intellectual Property Collateral, in each case, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(iv) With respect to each IP Agreement, the absence, termination or violation of which could reasonably be expected to have a Material Adverse Effect: (A) such Pledgor has not received any notice of termination or cancellation under such IP Agreement; (B) such Pledgor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured or waived; and (C) neither such Pledgor nor any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.

(v) Except as could reasonably be expected to have a Material Adverse Effect, no Pledgor or Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.

SECTION 4.03. Covenants. (a) Each Pledgor agrees to promptly notify the Collateral Agent in writing of any change (i) in its corporate name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its jurisdiction of organization. Each Pledgor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the immediately preceding sentence. Each Pledgor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Article 9 Collateral, for the ratable benefit of the Secured Parties. Each Pledgor agrees promptly to notify the Collateral Agent if any material portion of the Article 9 Collateral owned or held by such Pledgor is damaged or destroyed.

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(b) Subject to the rights of such Pledgor under the Loan Documents to dispose of Collateral, each Pledgor shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Collateral Agent, for the ratable benefit of the Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien.

(c) Each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including, without limitation, the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral that is in excess of $1,000,000 shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.

Without limiting the generality of the foregoing, each Pledgor hereby authorizes the Collateral Agent, with prompt notice thereof to the Pledgors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, Patents, Trademarks, Copyright Licenses, Patent Licenses or Trademark Licenses; provided that any Pledgor shall have the right, exercisable within 30 days after the Borrower has been notified by the Collateral Agent of the specific identification of such Article 9 Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Pledgor hereunder with respect to such Article 9 Collateral. Each Pledgor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Article 9 Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Article 9 Collateral, including, if such inaccuracy arose from the omission of any items from any such Schedules, by supplementing any such Schedule hereto and the Perfection Certificate.

(d) After the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Collateral Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.

(e) At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and is not a Permitted Lien, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Pledgor fails to do so as required by the

Affinion – Amended and Restated Guarantee and Collateral Agreement

Credit Agreement or this Agreement, and each Pledgor jointly and severally agrees to reimburse the Collateral Agent on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.03(e) shall be interpreted as excusing any Pledgor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Pledgor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(f) Each Pledgor (rather than the Collateral Agent, Administrative Agent or any other Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral and each Pledgor jointly and severally agrees to indemnify and hold harmless the Collateral Agent, Administrative Agent and the other Secured Parties from and against any and all liability for such performance.

(g) None of the Pledgors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as expressly permitted by the Credit Agreement. None of the Pledgors shall make or permit to be made any transfer of the Article 9 Collateral and each Pledgor shall remain at all times in possession of the Article 9 Collateral owned by it, except as permitted by the Credit Agreement.

(h) None of the Pledgors will, without the Collateral Agent’s prior written consent (which consent shall not be unreasonably withheld), grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with prudent business practices, except as permitted by the Credit Agreement.

(i) Each Pledgor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Pledgor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.03(i), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Guarantors to the Collateral Agent and shall be additional Obligations secured hereby.

Affinion – Amended and Restated Guarantee and Collateral Agreement

SECTION 4.04. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, for the ratable benefit of the Secured Parties, the Collateral Agent’s security interest in the Article 9 Collateral, each Pledgor agrees, in each case at such Pledgor’s own expense, to take the following actions with, respect to the following Article 9 Collateral:

(a) Instruments and Tangible Chattel Paper. If any Pledgor shall at any time own or acquire any Instruments or Tangible Chattel Paper evidencing an amount in excess of $1,000,000, such Pledgor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(b) Investment Property. Except to the extent otherwise provided in Article III, if any Pledgor shall at any time hold or acquire any Certificated Security, such Pledgor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify. If any security of a domestic issuer now or hereafter acquired by any Pledgor is uncertificated and is issued to such Pledgor or its nominee directly by the issuer thereof, (i) upon the Collateral Agent’s reasonable request and (ii) upon the occurrence and during the continuance of an Event of Default, such Pledgor shall promptly notify the Collateral Agent of such uncertificated securities and pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such security, without further consent of any Pledgor or such nominee, or (ii) cause the issuer to register the Collateral Agent as the registered owner of such security. If any security or other Investment Property, whether certificated or uncertificated, representing an Equity Interest in a third party and having a fair market value in excess of $500,000 now or hereafter acquired by any Pledgor is held by such Pledgor or its nominee through a securities intermediary or commodity intermediary, such Pledgor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to a Control Agreement in form and substance reasonably satisfactory to the Collateral Agent, either (A) cause such securities intermediary or commodity intermediary, as applicable, to agree, in the case of a securities intermediary, to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such securities or other Investment Property or, in the case of a commodity intermediary, to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, in each case without further consent of any Pledgor or such nominee, or (B) in the case of Financial Assets or other Investment Property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such Investment Property, for the ratable benefit of the Secured Parties, with such Pledgor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. The Collateral Agent agrees with each of the Guarantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Pledgor, unless an Event of Default has occurred and is continuing or, after giving effect to any such withdrawal or dealing rights, would occur. The provisions of this paragraph (b) requiring a Control Agreement shall not apply to any Financial Assets credited to a securities account for which the Collateral Agent is the securities intermediary.

Affinion – Amended and Restated Guarantee and Collateral Agreement

(c) Commercial Tort Claims. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $500,000, such Pledgor shall promptly notify the Collateral Agent thereof in a writing signed by such Pledgor, including a summary description of such claim, and grant to the Collateral Agent in writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

SECTION 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral. Except as permitted by the Credit Agreement:

(a) Each Pledgor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent that is material to such Pledgor’s business may become prematurely invalidated or dedicated to the public, and agrees that it shall take commercially reasonable steps with respect to any material products covered by any such Patent as necessary and sufficient to establish and preserve its rights under applicable patent laws.

(b) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each Trademark material to such Pledgor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal or foreign registration or claim of trademark or service mark as required under applicable law and (iv) not knowingly use or knowingly permit its licensees’ use of such Trademark in violation of any third-party rights.

(c) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each work covered by a Copyright material to the of such Pledgor’s business that it publishes, displays and distributes, use copyright notice as required under applicable copyright laws.

(d) Each Pledgor shall notify the Collateral Agent promptly if it knows that any Patent, Trademark or Copyright material to such Pledgor’s business may imminently become abandoned, lost or dedicated to the public, or of any materially adverse determination or development, excluding office actions and similar determinations or developments in the United States Patent and Trademark Office, United States Copyright Office, any court or any similar office of any country, regarding such Pledgor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.

(e) Each Pledgor, either itself or through any agent, employee, licensee or designee, shall (i) inform the Collateral Agent on a semi-annual basis of each application by itself, or through any agent, employee, licensee or designee, for any Patent with the United States Patent and Trademark Office and each registration of any Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country filed during the preceding six-month period,

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and (ii) upon the reasonable request of the Collateral Agent, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Patent, Trademark or Copyright.

(f) Each Pledgor shall exercise its reasonable business judgment consistent with the practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country with respect to maintaining and pursuing each application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) and to maintain (i) each issued material Patent and (ii) the registrations of each material Trademark and each material Copyright, including, when applicable and necessary in such Pledgor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Pledgor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g) In the event that any Pledgor knows or has reason to know that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to its business has been or is about to be materially infringed, misappropriated or diluted by a third party, such Pledgor shall promptly notify the Collateral Agent and shall, if such Pledgor deems it necessary in its reasonable business judgment, promptly sue and recover any and all damages, and take such other actions as are reasonably appropriate under the circumstances.

(h) Upon the occurrence and during the continuance of an Event of Default, each Pledgor shall use commercially reasonable efforts to obtain all requisite consents or approvals from the licensor under each Copyright License, Patent License or Trademark License to effect the assignment of all such Pledgor’s right, title and interest thereunder to (in the Collateral Agent’s sole discretion) the designee of the Collateral Agent or the Collateral Agent.

ARTICLE V.

Remedies

SECTION 5.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Pledgor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Pledgors to the Collateral Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained after commercially reasonable efforts on the part of the applicable Pledgors to obtain such waivers) and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to the applicable Pledgor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the

Affinion – Amended and Restated Guarantee and Collateral Agreement

Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Pledgor agrees that the Collateral Agent shall have the right, subject to the requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such sale of Collateral pursuant to this Section 5.01, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Pledgors 10 Business Days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 5.01, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property in accordance with Section 5.02 hereof without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be

Affinion – Amended and Restated Guarantee and Collateral Agreement

treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02. Application of Proceeds. The Administrative Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash, as follows:

FIRST, to the payment of all reasonable costs and expenses incurred by the Administrative Agent or Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including without limitation all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Pledgor, any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document, and all other fees, indemnities and other amounts owing or reimbursable to the Administrative Agent or the Collateral Agent under any Loan Document in its capacity as such;

SECOND, to payment of all fees, indemnities and other amounts (other than principal and interest) payable to the Issuing Bank in capacity as such and of any amount required to be paid to the Issuing Bank by any Revolving Facility Lender pursuant to Section 2.05(c) of the Credit Agreement and not paid by such Revolving Facility Lender (which shall be payable to the Administrative Agent if the Administrative Agent advanced such payment to the Issuing Bank in anticipation of such payment by such Revolving Facility Lender and otherwise, to the Issuing Bank);

THIRD, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the respective amounts of the Obligations owed to them on the date of any such distribution, which in the case of Letters of Credit, shall be paid by deposit in an account with the Collateral Agent, in the name of the Collateral Agent and for the benefit of the Lenders, an amount in cash in U.S. Dollars equal to the aggregate L/C Exposure as of such date plus any accrued and unpaid interest thereon); and

FOURTH, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Affinion – Amended and Restated Guarantee and Collateral Agreement

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 5.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Pledgor hereby grants to (in the Collateral Agent’s sole discretion) a designee of the Collateral Agent or the Collateral Agent, for the ratable benefit of the Secured Parties, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Pledgor) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Pledgor, wherever the same may be located, and including, without limitation, in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, the right to prosecute and maintain all intellectual property and the right to sue for past infringement of the intellectual property. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Pledgors notwithstanding any subsequent cure of an Event of Default.

SECTION 5.04. Securities Act, etc. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part

Affinion – Amended and Restated Guarantee and Collateral Agreement

of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

SECTION 5.05. Registration, etc. Each Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Collateral Agent desires to sell any of the Pledged Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its commercially reasonable efforts to take or to cause the issuer of such Pledged Collateral to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Collateral. Each Pledgor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Pledgor or the issuer of such Pledged Collateral by the Collateral Agent or any other Secured Party expressly for use therein. Each Pledgor further agrees, upon such written request referred to above, to use its commercially reasonable efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral under the Blue Sky or other securities laws of such states as may be reasonably requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Pledgor will bear all costs and expenses of carrying out its obligations under this Section 5.05. Each Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 5.05 only and that such failure would not be adequately compensable in damages and, therefore, agrees that its agreements contained in this Section 5.05 may be specifically enforced.

ARTICLE VI.

Indemnity, Subrogation and Subordination

SECTION 6.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement in respect of any Obligation of the Borrower, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent

Affinion – Amended and Restated Guarantee and Collateral Agreement

of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part an Obligation of the Borrower, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 6.02. Contribution and Subrogation. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 6.03) that, in the event a payment shall be made by (a) any other Guarantor hereunder or (b) Holdings under the Holdings Guarantee and Pledge Agreement, in respect of any Obligation or assets of any other Guarantor or Holdings shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party and such other Guarantor or Holdings, as applicable (the “Claiming Guarantor”), shall not have been fully indemnified by the Borrower as provided in Section 6.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of Holdings and all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.16, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 to the extent of such payment.

SECTION 6.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 6.01 and 6.02 and all other rights of indemnity, reimbursement, contribution or subrogation of the Guarantors under applicable law or otherwise shall be fully subordinated to the payment in full in cash or immediately available funds of the Obligations (other than contingent or unliquidated obligations or liabilities). No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

(b) Each Guarantor hereby unconditionally and irrevocably agrees that all Indebtedness and other monetary obligations owed by it to any other Guarantor, to Holdings or to any Subsidiary shall be fully subordinated to the payment in full in cash or immediately available funds of the Obligations (other than contingent or unliquidated obligations or liabilities).

ARTICLE VII.

Miscellaneous

SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Borrower, with such notice to be given as provided in Section 9.01 of the Credit Agreement.

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SECTION 7.02. Security Interest Absolute. The obligations of each Pledgor under this Agreement are independent of any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action may be brought and prosecuted against each Pledgor to enforce this Agreement, irrespective of whether any action is brought against such Pledgor or any other Loan Party or whether such Pledgor or any other Loan Party is joined in any such action or actions. All rights of the Collateral Agent and the other Secured Parties hereunder, the Security Interest, the pledge, assignment and security interest in the Pledged Collateral and all obligations of each Pledgor hereunder shall be irrevocable, absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any taking, exchange, release or non-perfection of any Lien on other collateral, or any taking, release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, (d) any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Obligations or any other Loan Party under or in respect of the Loan Documents or any other assets of any Loan Party of any of its Subsidiaries, (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party of any of its Subsidiaries, (f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities or prospects of any other Loan Party now or hereafter known to such Secured Party (each Pledgor waiving any duty on the part of the Secured Party to disclose such information), (g) the failure of any other Person to execute this Agreement or any other Security Document, guaranty or agreement or the release or reduction of liability of any other Pledgor or other grantor or surety with respect to the Obligations, and (h) any other circumstance (including, without limitation, any statute of limitations) of any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or this Agreement (other than a defense of payment or performance).

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any Secured Party or by any other Person upon insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made.

SECTION 7.03. Limitation By Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

Affinion – Amended and Restated Guarantee and Collateral Agreement

SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent and the Collateral Agent, and thereafter shall be binding upon such party, the Administrative Agent, the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Administrative Agent, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released with respect to any party without the approval of any other party and without affecting the obligations of any other party hereunder.

SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor, the Administrative Agent or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns. The Administrative Agent hereunder shall at all times be the same person that is the Administrative Agent under the Credit Agreement, and the Collateral Agent hereunder shall at all times be the same person that is the Collateral Agent under the Credit Agreement. Written notice of resignation by either the Administrative Agent or the Collateral Agent pursuant to the Credit Agreement shall also constitute notice of resignation as the Administrative Agent or Collateral Agent, respectively, under this Agreement. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent under the Credit Agreement by a successor Administrative Agent or Collateral Agent, respectively, that successor Administrative Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Collateral Agent, as applicable, pursuant hereto.

SECTION 7.06. Agents’ Fees and Expenses; Indemnification. (a) The parties hereto agree that the Administrative Agent and the Collateral Agent shall each be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.05 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, in addition to such obligations, each Pledgor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees (as defined in Section 9.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the execution, delivery or performance of this Agreement or any other Loan

Affinion – Amended and Restated Guarantee and Collateral Agreement

Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Restatement Transactions and other transactions contemplated hereby, (ii) the use of proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents (to the extent permitted thereby). The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 7.06 shall be payable on written demand therefor.

SECTION 7.07. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Pledgor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to sign the name of any Pledgor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) to notify, or to require any Pledgor to notify, Account Debtors to make payment directly to the Collateral Agent; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall

Affinion – Amended and Restated Guarantee and Collateral Agreement

be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 7.08. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.09. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Administrative Agent, any Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.09 of the Credit Agreement.

SECTION 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

Affinion – Amended and Restated Guarantee and Collateral Agreement

SECTION 7.11. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 7.04. Delivery of an executed counterpart to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed original.

SECTION 7.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.14. Jurisdiction; Consent to Service of Process. (a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Pledgor, or its properties, in the courts of any jurisdiction.

(b) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 7.15. Termination or Release. (a) This Agreement, the guarantees made herein, the pledges made herein, the Security Interest and all other security interests granted hereby shall terminate when all the Loan Document Obligations (other than contingent or unliquidated obligations or liabilities) have been paid in full in cash or immediately available funds and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Exposure has been reduced to zero and each Issuing Bank has no further obligations to issue Letters of Credit under the Credit Agreement.

Affinion – Amended and Restated Guarantee and Collateral Agreement

(b) A Subsidiary Party shall automatically be released from its obligations hereunder and the security interests in the Collateral of such Subsidiary Party shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Party ceases to be a Subsidiary of the Borrower or otherwise ceases to be a Pledgor; provided that the Required Lenders shall have consented to such transaction (to the extent such consent is required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(c) Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement to any person that is not a Pledgor, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.09 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 7.15, the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor’s, expense all documents that such Pledgor shall reasonably request to evidence such termination or release (including, without limitation, UCC termination statements), and will duly assign and transfer to such Pledgor, such of the Pledged Collateral that may be in the possession of the Administrative Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement; provided, that the Collateral Agent shall not be required to take any action under this Section 7.15(d) unless such Pledgor shall have delivered to the Collateral Agent together with such request, which may be incorporated into such request, (i) a reasonably detailed description of the Collateral, which in any event shall be sufficient to effect the appropriate termination or release without affecting any other Collateral, and (ii) a certificate of a Responsible Officer of the Borrower or such Pledgor certifying that the transaction giving rise to such termination or release is permitted by the Credit Agreement and was consummated in compliance with the Loan Documents. Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or warranty by the Collateral Agent.

SECTION 7.16. Additional Subsidiaries. Upon execution and delivery by the Administrative Agent and any Subsidiary that is required to become a party hereto by Section 5.11 of the Credit Agreement of an instrument in the form of Exhibit I hereto, such subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

SECTION 7.17. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Issuing Bank to or for the credit or the account of any

Affinion – Amended and Restated Guarantee and Collateral Agreement

party to this Agreement against any of and all the obligations of such party now or hereafter existing under this Agreement owed to such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 7.17 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have.

[Signature Page Follows]

Affinion – Amended and Restated Guarantee and Collateral Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

AFFINION GROUP, INC.

By:	/s/ Todd H. Siegel
	Name:	Todd H. Siegel
	Title:	Executive Vice President and Chief Financial Officer

Affinion – Amended and Restated Guarantee and Collateral Agreement

AFFINION BENEFITS GROUP, LLC
AFFINION DATA SERVICES, INC.
AFFINION GROUP, LLC
AFFINION LOYALTY GROUP, INC.
AFFINION PUBLISHING, LLC
CARDWELL AGENCY INC.
CCAA, CORPORATION
GLOBAL PRIVACY SOLUTIONS, LLC
LONG TERM PREFERRED CARE, INC.
TRAVELERS ADVANTAGE SERVICES, INC.
TRILEGIANT AUTO SERVICES, INC.
TRILEGIANT CORPORATION
TRILEGIANT INSURANCE SERVICES, INC.
TRILEGIANT RETAIL SERVICES, INC.
WATCHGUARD REGISTRATION SERVICES, INC.

By:	/s/ Todd H. Siegel
	Name:	Todd H. Siegel
	Title:	Executive Vice President and Chief Financial Officer

CUC ASIA HOLDINGS, by its partners:

TRILEGIANT CORPORATION

By:	/s/ Todd H. Siegel

Name:	Todd H. Siegel
Title:	Executive Vice President and Chief Financial Officer

and

TRILEGIANT RETAIL SERVICES, INC.

By:	/s/ Todd H. Siegel

Name:	Todd H. Siegel
Title:	Executive Vice President and Chief Financial Officer

Affinion – Amended and Restated Guarantee and Collateral Agreement

BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent

By:	/s/ David Strickert
Name: David Strickert
Title: Senior Vice President

Affinion – Amended and Restated Guarantee and Collateral Agreement

Schedule II to the

Amended and Restated

Guarantee and

Collateral Agreement

Capital Stock; Debt Securities

Capital Stock

Grantor	Issuer	Class of Equity Interest	Par Value	Certificate No.	Quantity of Equity Interests	Percentage of Outstanding Equity Interest

Affinion Benefits Group, LLC	Affinion Publishing, LLC	Membership Unit	*	*	*	100%

Affinion Benefits Group, LLC	Long Term Preferred Care, Inc.	Common Stock	No par value	3	1,000	100%

Affinion Group, Inc.	Affinion International Holdings Limited	Ordinary Shares	£1.00	11	6,500,000	65%

Affinion Group, LLC	Affinion Benefits Group, LLC	Membership Unit	—	—	—	100%

Affinion Group, LLC	Affinion Data Services, Inc.	Common Stock	$0.01	4	100	100%

Affinion Group, Inc.	Affinion Group, LLC	Membership Unit	$1.00	3	10	100%

*	Certificates, if any, to be cancelled and reissued or issuer will enter into an issuer acknowledgement after the Restatement Effective Date.

Grantor	Issuer	Class of Equity Interest	Par Value	Certificate No.	Quantity of Equity Interests	Percentage of Outstanding Equity Interest

Affinion Group, LLC	Affinion Loyalty Group, Inc.	Common Stock	$0.001	5	1,000	100%

Affinion Group, LLC	Cardwell Agency, Inc.	Common Stock	$100.00	6	200	100%

Affinion Group, LLC	Trilegiant Corporation	Common Stock	$0.01	3	100	100%

Trilegiant Corporation	CCAA, Corporation	Common Stock	$0.01	1	100	100%

Trilegiant Corporation	Consumer Alliance Group, Inc.	Common Stock	No par value	C-6	65	65%

Trilegiant Corporation	CUC Asia Holdings	Sharing Percentage	—	624811	—	99%

Trilegiant Corporation	Global Privacy Solutions, LLC	Membership Unit	*	*	*	100%

Trilegiant Corporation	Travelers Advantage Services, Inc.	Common Stock	$0.01	3	100	100%

Trilegiant Corporation	Trilegiant Auto Services, Inc.	Common Stock	$0.01	3	3,000	100%

Trilegiant Corporation	Trilegiant Insurance Services, Inc.	Common Stock	$0.01	4	100	100%

Trilegiant Corporation	Trilegiant Retail Services, Inc.	Common Stock	$0.01	4	1,000	100%

Grantor	Issuer	Class of Equity Interest	Par Value	Certificate No.	Quantity of Equity Interests	Percentage of Outstanding Equity Interest

Trilegiant Corporation	Watchguard Registration Services, Inc.	Common Stock	$100.00	3	10	100%

Trilegiant Retail Services, Inc.	CUC Asia Holdings	Sharing Percentage	—	Uncertificated	—	1%

Other Investment Property

Grantor	Issuer	Name of Investment	Certificate No.	Quantity of Equity Interests	Other Identification

CUC Asia Holdings	TZM Limited	Ordinary Stock	3605	10,123,378	—

Debt Securities

1.	Promissory Note of Affinion International Limited for the benefit of Affinion Group, Inc., dated April 9, 2010.

2.	Promissory Note of Affinion International Travel Limited for the benefit of Affinion Group, Inc., dated April 9, 2010.

3.	Promissory Note of Affinion International Travel Limited for the benefit of Affinion Group, Inc., dated April 9, 2010.

4.	Promissory Note of Bassae Holding BV for the benefit of Affinion Group, Inc., dated April 9, 2010.

Schedule III to the

Amended and Restated

Guarantee and

Collateral Agreement

Intellectual Property

[On file with Affinion]

Exhibit I

to Guarantee and

Collateral Agreement

SUPPLEMENT NO.              dated as of [            ], 20[    ] (this “Supplement”), to the Amended and Restated Guarantee and Collateral Agreement dated as of April 9, 2010 (the “Guarantee and Collateral Agreement”), among AFFINION GROUP, INC., a Delaware corporation (the “Borrower”), each Subsidiary Party thereto and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and as Collateral Agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined herein).

A. Reference is made to the Amended and Restated Credit Agreement dated as of April 9, 2010 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower, the Lenders party thereto from time to time, the Administrative Agent and the Collateral Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee and Collateral Agreement referred to therein.

C. The Guarantors have entered into the Guarantee and Collateral Agreement in order to induce the Lenders to make Loans and each Issuing Bank to issue Letters of Credit. Section 7.16 of the Guarantee and Collateral Agreement provides that additional Subsidiaries may become Subsidiary Parties under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Guarantee and Collateral Agreement in order to induce the Lenders to make additional Loans and each Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.16 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party and a Pledgor under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Party and a Pledgor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee and Collateral Agreement applicable to it as a Subsidiary Party and Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct, in all material respects, on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Guarantee and Collateral Agreement), does hereby create and grant to the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and Lien on all the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Guarantee and Collateral Agreement) of the New Subsidiary. Each reference to a “Subsidiary Party” or a “Pledgor” in the Guarantee and Collateral Agreement shall be deemed to include the New Subsidiary. The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent, the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium,

1
Affinion – Amended and Restated Guarantee and Collateral Agreement

reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. This Supplement shall become effective when (a) the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and (b) the Administrative Agent and the Collateral Agent have each executed a counterpart hereof.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Article 9 Collateral of the New Subsidiary, (b) set forth on Schedule II attached hereto is a true and correct schedule of all the Pledged Securities of the New Subsidiary and (c) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Guarantee and Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Administrative Agent and Collateral Agent for their reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent.

Affinion – Amended and Restated Guarantee and Collateral Agreement

IN WITNESS WHEREOF, the New Subsidiary, the Administrative Agent and the Collateral Agent have duly executed this Supplement to the Amended and Restated Guarantee and Collateral Agreement as of the day and year first above written.

[Name of New Subsidiary]

By:
Name:
Title:

Legal Name:

Jurisdiction of Formation:

Location of Chief Executive Office:

Affinion – Amended and Restated Guarantee and Collateral Agreement

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Affinion – Amended and Restated Guarantee and Collateral Agreement

Schedule I

to Supplement No.              to the

Amended and Restated Guarantee and

Collateral Agreement

LOCATION OF ARTICLE 9 COLLATERAL

Description	Location

Affinion – Amended and Restated Guarantee and Collateral Agreement

Schedule II to

Supplement No.

to the Amended and Restated Guarantee and

Collateral Agreement

Pledged Securities of the New Subsidiary

EQUITY INTERESTS

Number of Issuer Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

OTHER PROPERTY

Affinion – Amended and Restated Guarantee and Collateral Agreement

Exhibit II to the

Amended and

Restated Guarantee

and Collateral Agreement

FORM OF PERFECTION CERTIFICATE

Reference is made to the Amended and Restated Credit Agreement dated as of April 9, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Affinion Group Holdings, Inc. (“Holdings”), Affinion Group, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders, Credit Suisse Securities (USA) LLC (“CSS”) as syndication agent, Deutsche Bank Securities Inc. (“DBS”), J.P. Morgan Securities Inc. (“JPM”) and UBS Securities LLC (“UBS”) as documentation agents, Bank of America Securities LLC (“BAS”) and CSS as joint lead arrangers and BAS, CSS, DBS, JPM and UBS as joint bookrunners. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Guarantee and Collateral Agreement referred to therein, as applicable.

The undersigned, a Responsible Officer of the Borrower, hereby certifies to the Administrative Agent and each other Secured Party as follows:

1. Names. (a) The exact legal name of each Grantor, as such name appears in its respective certificate of incorporation or certificate of formation, as applicable, is as follows:

Exact Legal Name of Each Grantor

(b) Set forth below is each other legal name each Grantor has had in the past five years, together with the date of the relevant change:

Grantor	Other Legal Name in Past 5 Years

(c) Except as set forth in Schedule 1 hereto, no Grantor has changed its identity (other than as specified above in Section 1(b)) or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

(d) The following is a list of all names (including trade names or similar appellations) other than as set forth in Sections 1(a) and 1(b) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years.

Grantor	Other Name Used

(e) Set forth below is the Organizational Identification Number, if any, issued by the jurisdiction of formation of each Grantor that is a registered organization:

Grantor	Organizational Identification Number

(f) Set forth below is the Federal Taxpayer Identification Number of each Grantor:

Grantor	Federal Taxpayer Identification Number

2. Current Locations. (a) The chief executive office of each Grantor is located at the address set forth opposite its name below:

Grantor	Mailing Address	County	State

(b) Set forth below opposite the name of each Grantor are all locations other than as set forth in Sections 2(a), (e) or (f) where such Grantor maintains any books or records relating to any Accounts Receivable (with each location at which chattel paper, if any, is kept being indicated by an “*”):

Grantor	Mailing Address	County	State

(c) The jurisdiction of formation of each Grantor that is a registered organization is set forth opposite its name below:

Grantor	Jurisdiction

2

Grantor	Jurisdiction

(d) Set forth below opposite the name of each Grantor are all the locations where such Grantor maintains any Equipment or other Collateral not identified in Sections 2(a), (e) or (f):

Grantor	Mailing Address	County	State

(e) Set forth below opposite the name of each Grantor are all of the places of business of such Grantor that are not identified in paragraph (a), (b), (c) or (d) above:

Grantor	Mailing Address	County	State

(f) Set forth below is a list of all real property held by each Grantor, whether owned or leased and the name of the Grantor that owns or leases said property:

Address	Owned/Leased	Entity

(g) Set forth below opposite the name of each Grantor are the names and addresses of all persons other than such Grantor that have possession of any of the Collateral of such Grantor:

Grantor	Mailing Address	County	State

3. Unusual Transactions. Except for those set forth on Schedule 2, all Accounts have been originated by the Grantors and all Inventory has been acquired by the Grantors in the ordinary course of business.

4. File Search Reports. Except for those set forth on Schedule 3, file search reports have been obtained from each Uniform Commercial Code filing office identified with respect to such Grantor in Section 2 hereof, and such reports reflect no liens against any of the Collateral other than those permitted under the Credit Agreement.

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5. UCC Filings. Financing statements in substantially the form of Schedule 4 hereto have been prepared for filing in the proper Uniform Commercial Code filing office in the jurisdiction in which each Grantor is located and, to the extent any of the Collateral is composed of fixtures, timber to be cut or as extracted collateral from a wellhead or minehead, in the proper local jurisdiction, in each case as set forth with respect to such Grantor in Section 2 hereof.

6. Schedule of Filings. Attached hereto as Schedule 5 is a schedule setting forth, with respect to the filings described in Section 5 above, each filing and the filing office in which such filing is to be made.

7. Stock Ownership and other Equity Interests. Attached hereto as Schedule 6 is a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interest of the Borrower and each Subsidiary and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 6 is each equity investment of the Borrower or any Subsidiary that represents 50% or less of the equity of the entity in which such investment was made.

8. Debt Instruments. Attached hereto as Schedule 7 is a true and correct list of all promissory notes and other evidence of indebtedness held by Holdings, the Borrower and each Subsidiary that are required to be pledged under the Guarantee and Collateral Agreement, including all intercompany notes between Holdings and each subsidiary of Holdings and each subsidiary of Holdings and each other such subsidiary.

9. Assignment of Claims Act. Attached hereto as Schedule 8 is a true and correct list of all written contracts entered into with the U.S. federal government or any agency or department thereof (“Government Contracts”), of each Grantor that as of the date hereof constitute material contracts, setting forth the contract number, name and address of contracting officer (or other party to whom a notice of assignment under the Assignment of Claims Act should be sent), contract start date and end date, agency with which the contract was entered into and a description of the contract type.

10. Advances. Attached hereto as Schedule 9 is (a) a true and correct list of all advances made by the Borrower to any Subsidiary of the Borrower or made by any Subsidiary of the Borrower to the Borrower or to any other Subsidiary of the Borrower (other than those identified on Schedule 7), which are required, pursuant to the Credit Agreement, to be evidenced by one or more intercompany notes pledged to the Administrative Agent under the Guarantee and Collateral Agreement and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to the Borrower or any Subsidiary of the Borrower.

11. Mortgage Filings. Attached hereto as Schedule 10 is a schedule setting forth, with respect to each Mortgaged Property, (a) the exact name of the Person that owns such property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (c) the filing office in which a Mortgage with respect to such property must be filed or recorded in order for the Administrative Agent to obtain a perfected security interest therein.

12. Intellectual Property. Attached hereto as Schedule 11A in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of each Grantor’s: (i) patents and patent applications, including the name of the registered owner, type, registration or application number and the

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expiration date (if already registered) of each patent and patent application owned by any Grantor and (ii) registered trademarks and trademark applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each trademark and trademark application owned by any Grantor. Attached hereto as Schedule 11B in proper form for filing with the United States Copyright Office is a schedule setting forth all of each Grantor’s registered copyrights and copyright applications, including the name of the registered owner, title, the registration number or application number and the expiration date (if already registered) of each copyright or copyright application owned by any Grantor.

13. Commercial Tort Claims. Attached hereto as Schedule 12 is a true and correct list of commercial tort claims in excess of $500,000 held by any Grantor, including a brief description thereof.

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IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this      day of April, 2010.

Affinion Group, Inc.,

by
Name:
Title:

Perfection Certificate – Signature Page

SCHEDULE 1

Changes in Identity or Corporate Structure Within Past Five Years

SCHEDULE 2

Unusual Transactions

SCHEDULE 3

File Search Reports

SCHEDULE 4

UCC Financing Statements

SCHEDULE 5

UCC Filings and Filing Offices

Grantor	Filing	Location of Filing Office

SCHEDULE 6

Stock Ownership and Other Equity Interests

Entity Name	Country/Region	Record Owner	Type of Security	Ownership Percentage

SCHEDULE 7

Debt Instruments

Lender	Borrower	Description	Loan Limit	Balance as of 3/31/2010

SCHEDULE 8

Government Contracts

SCHEDULE 9

Advances

SCHEDULE 10

Mortgage Filings

SCHEDULE 11A

Patents and Trademarks

SCHEDULE 11B

Copyrights

SCHEDULE 12

Commercial Tort Claims